UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 11, 2005

PEDIATRIC SERVICES OF AMERICA, INC.

(Exact Name Of Registrant As Specified In Charter)

Delaware	0-23946	58-1873345
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

310 Technology Parkway, Norcross, Georgia	30092-2929
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (770) 441-1580

Not applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.

On November 11, 2005, the Company terminated the Credit Agreement, dated as of January 27, 2004 by and among Pediatric Services of America, Inc., a Delaware corporation, Pediatric Services of America, Inc., a Georgia corporation, PSA Licensing Corporation, PSA Properties Corporation, PSA Capital Corporation, Pediatric Home Nursing Services, Inc. (as “Borrowers”) and General Electric Capital Corporation (as “Lender”) (the “Credit Agreement”). The Credit Agreement consisted of a $10 million revolving credit facility and a $10 million acquisition credit facility, both of which remained unused. The Company’s obligations under the Credit Agreement were secured by substantially all of the assets of the Company, as well as the assets of its subsidiaries. As a result of the termination, the Company will incur approximately $0.4 million in related deferred financing and termination fees in the quarter ending December 31, 2005.

The Credit Agreement and the amendment thereto, were initially filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (“SEC”) on February 5, 2004 and Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on August 12, 2004, respectively. The description of the Credit Agreement set forth above is qualified in its entirety by reference to the exhibits which are incorporated by reference into this Item 1.02.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release dated November 17, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEDIATRIC SERVICES OF AMERICA, INC.
(Registrant)

Date: November 17, 2005	/s/ James M. McNeill
James M. McNeill Senior Vice President, Chief Financial Officer, Secretary and Treasurer

EXHIBIT INDEX

99.1	Press Release dated November 17, 2005.